Exhibit 99.1

Zoned Properties Announces Second Quarter 2026 Financial Results

SCOTTSDALE, Ariz., August 14, 2026 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the three and six months ended June 30, 2026.

Selected Financial Highlights for the Three Months Ended June 30, 2026:

●	Total revenues were $773,977 for the quarter ended June 30, 2026, compared to $937,774 for the quarter ended June 30, 2025, representing a decrease of 17.5%.

●	Operating expenses were $820,213 for the quarter ended June 30, 2026, compared to $665,586 for the quarter ended June 30, 2025, representing an increase of 23.2%.

●	Loss from operations was $46,236 for the quarter ended June 30, 2026, compared to income from operations of $272,188 for the quarter ended June 30, 2025, representing a decrease of 116.9%.

●	Net income was $73,787, or $0.01 per fully diluted share, for the quarter ended June 30, 2026, compared to $26,326, or $0.00 per fully diluted share, for the quarter ended June 30, 2025, representing an increase of 180.3%.

Selected Financial Highlights for the Six Months Ended June 30, 2026:

●	Total revenues were $1,946,413 for the six months ended June 30, 2026, compared to $1,912,326 for the six months ended June 30, 2025, representing an increase of 1.8%.

●	Operating expenses were $1,866,081 for the six months ended June 30, 2026, compared to $1,211,367 for the six months ended June 30, 2025, representing an increase of 54.1%.

●	Income from operations was $80,332 for the six months ended June 30, 2026, compared to $700,959 for the six months ended June 30, 2025, representing a decrease of 88.5%.

●	Net income was $19,127, or $0.00 per fully diluted share, for the six months ended June 30, 2026, compared to $172,184, or $0.01 per fully diluted share, for the six months ended June 30, 2025, representing a decrease of 88.9%.

●	Cash provided by operating activities was $1,041,428 for the six months ended June 30, 2026.

●	The Company had cash on hand of $2,446,418 as of June 30, 2026, compared to cash on hand of $837,767 as of December 31, 2025.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties addresses the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

X: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com